Exhibit 5

SELECTED QUARTERLY FINANCIAL DATA

			Three months ended
(millions of Canadian dollars unless otherwise stated)		Total Year	Dec. 31	Sept. 30	June 30	March 31
2002	Total revenue	4,452	1,242	1,110	1,111	989
	Net income	524	182	151	90	101
	Net income available to common shareholders	500	176	145	84	95
	Cash flow	2,645	759	657	652	577
	Total assets	11,594	11,594	11,471	10,996	11,032
	Total long-term liabilities	6,103	6,103	5,763	5,655	5,658
	Capital expenditures
	Exploration	628	174	146	130	178
	Development	1,220	283	297	256	384
	Acquisitions	244	175	49	15	5
	Per common share (dollars)
	Net income	3.73	1.33	1.08	0.62	0.71
	Diluted net income	3.67	1.31	1.06	0.61	0.70
	Cash flow	19.73	5.72	4.87	4.84	4.31
	Daily average production
	Oil and liquids (bbls/d)	272,740	270,582	267,393	275,157	277,971
	Natural gas (mmcf/d)	1,036	1,028	1,024	1,051	1,044
	Total (mboe/d)	445	442	438	450	452
2001	Total revenue	4,140	937	999	1,014	1,190
	Net income	733	40	121	289	283
	Net income available to common shareholders	709	33	116	283	277
	Cash flow	2,494	502	587	641	764
	Total assets	10,819	10,819	11,058	9,991	8,922
	Total long-term liabilities	5,489	5,489	5,432	4,745	3,851
	Capital expenditures
	Exploration	567	171	146	130	120
	Development	1,315	374	343	344	254
	Acquisitions	186	39	16	3	128
	Per common share (dollars)
	Net income	5.25	0.25	0.86	2.09	2.05
	Diluted net income	5.16	0.24	0.85	2.05	2.01
	Cash flow	18.48	3.75	4.35	4.73	5.64
	Daily average production
	Oil and liquids (bbls/d)	251,014	280,711	258,190	224,085	240,550
	Natural gas (mmcf/d)	1,010	1,079	986	980	993
	Total (mboe/d)	419	460	422	387	406

69

SELECTED QUARTERLY FINANCIAL DATA

PRODUCT NETBACKS		2002					2001
			Three months ended					Three months ended
		Total Year	Dec. 31	Sept. 30	June 30	March 31	Total Year	Dec. 31	Sept. 30	June 30	March 31
North America	Oil and liquids ($/bbl)
	Sales price	32.43	34.57	35.57	32.76	26.82	30.80	21.58	32.81	33.70	35.14
	Hedging (gain)	0.06	0.36	0.52	0.11	(0.77)	(0.12)	(0.72)	(0.03)	0.12	0.13
	Royalties	6.85	7.42	7.74	6.35	5.90	6.88	4.56	7.34	7.58	8.05
	Operating costs	5.55	6.20	5.91	4.64	5.48	5.22	5.84	5.12	5.02	4.91
		19.97	20.59	21.40	21.66	16.21	18.82	11.90	20.38	20.98	22.05
	Natural Gas ($/mcf)
	Sales price	3.96	5.21	3.26	4.08	3.29	5.39	3.20	3.56	5.99	9.06
	Hedging (gain)	(0.28)	(0.11)	(0.37)	(0.21)	(0.42)	0.02	(0.37)	(0.22)	0.17	0.54
	Royalties	0.75	1.04	0.55	0.73	0.67	1.34	0.58	0.74	1.64	2.47
	Operating costs	0.71	0.78	0.74	0.65	0.66	0.67	0.75	0.62	0.68	0.63
		2.78	3.50	2.34	2.91	2.38	3.36	2.24	2.42	3.50	5.42
North Sea	Oil and liquids ($/bbl)
	Sales price	38.76	41.77	41.89	37.71	33.87	36.07	30.15	37.16	40.48	38.98
	Hedging (gain)	0.12	0.38	0.75	0.11	(0.74)	(0.17)	(0.72)	(0.02)	0.13	0.14
	Royalties	1.60	1.72	1.68	1.41	1.60	1.85	1.60	2.06	1.80	1.99
	Operating costs	11.11	12.00	12.74	9.51	10.27	10.06	9.66	9.92	11.31	9.71
		25.93	27.67	26.72	26.68	22.74	24.33	19.61	25.20	27.24	27.14
	Natural Gas ($/mcf)
	Sales price	3.89	4.51	3.13	3.05	5.04	4.35	4.48	3.40	3.92	5.35
	Hedging (gain)	—	—	—	—	—	—	—	—	—	—
	Royalties	0.48	0.27	0.46	0.41	0.79	0.46	0.84	0.43	0.23	0.20
	Operating costs	0.61	0.92	0.61	0.49	0.45	0.46	0.66	0.27	0.29	0.50
		2.80	3.32	2.06	2.15	3.80	3.43	2.98	2.70	3.40	4.65
Southeast Asia(1)	Oil and liquids ($/bbl)
	Sales price	39.46	45.04	41.27	38.77	32.84	35.97	27.63	37.87	42.81	38.22
	Hedging (gain)	0.06	0.36	0.53	0.11	(0.76)	(0.30)	(1.04)	(0.19)	0.12	0.14
	Royalties	14.83	17.13	16.13	13.76	12.34	10.69	7.74	11.41	12.73	11.83
	Operating costs	7.93	8.67	8.30	7.61	7.15	7.13	6.89	6.82	8.04	6.89
		16.64	18.88	16.31	17.29	14.11	18.45	14.04	19.83	21.92	19.36
	Natural Gas ($/mcf)
	Sales price	4.72	6.00	4.12	4.92	3.96	4.80	4.06	4.88	5.60	4.74
	Hedging (gain)	—	—	—	—	—	0.02	0.01	0.01	0.01	0.02
	Royalties	0.25	0.31	0.24	0.25	0.20	0.24	0.21	0.24	0.27	0.23
	Operating costs	0.59	0.80	0.69	0.49	0.42	0.47	0.61	0.50	0.41	0.35
		3.88	4.89	3.19	4.18	3.34	4.07	3.23	4.13	4.91	4.14
Sudan	Oil ($/bbl)
	Sales price	37.79	46.30	38.33	36.64	29.35	32.66	24.87	33.36	40.22	32.54
	Hedging (gain)	0.07	0.37	0.52	0.11	(0.75)	(0.13)	(0.73)	(0.03)	0.12	0.14
	Royalties	14.94	21.74	12.45	13.96	11.32	12.78	9.01	11.62	18.28	12.41
	Operating costs	3.82	3.72	4.07	4.55	2.89	3.40	3.25	2.78	3.93	3.71
		18.96	20.47	21.29	18.02	15.89	16.61	13.34	18.99	17.89	16.28
Total Company	Oil and liquids ($/bbl)
	Sales price	37.20	41.47	39.64	36.46	31.27	33.99	26.94	35.33	38.66	36.54
	Hedging (gain)	0.09	0.37	0.63	0.11	(0.75)	(0.16)	(0.75)	(0.04)	0.12	0.14
	Royalties	6.83	8.85	6.66	6.32	5.52	6.22	4.29	6.18	8.34	6.58
	Operating costs	7.99	8.53	8.89	7.17	7.38	7.15	7.27	6.96	7.45	6.94
		22.29	23.72	23.46	22.86	19.12	20.78	16.13	22.23	22.75	22.88
	Natural gas ($/mcf)
	Sales price	4.03	5.20	3.32	4.02	3.55	5.22	3.45	3.66	5.74	8.24
	Hedging (gain)	(0.22)	(0.09)	(0.30)	(0.16)	(0.33)	0.02	(0.28)	(0.18)	0.13	0.43
	Royalties	0.67	0.89	0.51	0.65	0.63	1.14	0.58	0.66	1.37	2.01
	Operating costs	0.69	0.80	0.72	0.62	0.61	0.63	0.73	0.58	0.62	0.59
		2.89	3.60	2.39	2.91	2.64	3.43	2.42	2.60	3.62	5.21

(1)	Includes operations in Indonesia and Malaysia/Vietnam.
Netbacks do not include synthetic oil or pipeline operations

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